Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made as of February 6, 2018, among California Cryobank Stem Cell Services LLC, a California limited liability company (the “Buyer”), and Cord Blood America, Inc., a Florida corporation (the “Seller”), and each of the undersigned shareholders (each, a “Shareholder”) of the Seller.

Concurrently with the execution of this Agreement, the Buyer and the Seller are entering into an Asset Purchase Agreement (as the same may be amended from time to time, the “APA”), pursuant to which the Buyer will purchase substantially all the assets and assume certain liabilities of the Seller pursuant to the terms and conditions of the APA (together, with the other transactions contemplated by the APA, the “Transactions”);

Shareholder is the beneficial owner of, or otherwise has the power to vote or direct the vote of, the shares of the capital stock of the Seller indicated on Schedule A to this Agreement; and

As a condition to the willingness of the Buyer to enter into the APA, and as a material inducement and in consideration therefor, Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree as follows:

1.DEFINITIONS.

1.1 Capitalized Terms. Terms used and not defined herein shall have the respective meanings ascribed to them in the APA.

1.2 Other Definitions. The following terms shall have the following respective meanings:

(a) “Adverse Proposal” means: (i) any Competing Proposal (including any Superior Proposal); (ii) any action, interest, offer, proposal, transaction, other agreement or understanding that could, or could reasonably be expected to, result in a breach or inaccuracy of any covenant, agreement, representation or warranty or any other obligation of the Seller set forth in the APA or of Shareholder contained in this Agreement; (iii) any action, interest, offer, proposal, transaction, other agreement or understanding that could, or could reasonably be expected to, result in any condition to the Transactions not being fulfilled; (iv) any other action, interest, offer, proposal, transaction, other agreement or understanding that could, or could reasonably be expected to, prevent, delay, interfere with, postpone, impede or adversely affect the consummation of the Transactions or otherwise prevent, delay, interfere with, postpone or impede the Seller or any of the Selling Parties from performing their obligations under the APA on a timely basis or the Buyer from realizing the full benefit of the consummation of the Transactions following the Closing; or (v) any action, interest, offer, proposal, transaction, other agreement or understanding that could, or could reasonably be expected to, change in any manner the voting rights of any class of shares of the Seller (including any amendments to Seller’s articles of incorporation, by-laws or other organizational documents).

(b) “beneficial ownership” shall have the meaning reflected in Rule 13d-3 promulgated under the Exchange Act.

(c) “Constructive Sale” means with respect to any Share, a short sale, with respect to such Share, entering into or acquiring an offsetting derivative contract with respect to such Share, entering into or acquiring a futures or forward contract to deliver such Share or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership.

(d) “Shares” means: (i) all shares of the Seller’s capital stock that, as of the date of this Agreement, are owned beneficially or of record by Shareholder or for which Shareholder otherwise has the right to vote or direct the vote; and (ii) all other shares of the Seller’s capital stock of which Shareholder acquires beneficial or record ownership or the right to vote or direct the vote prior to termination of the Voting Period.

(e) “Transfer” means with respect to any Share, the direct or indirect, sale, assignment, exchange, transfer, tender, pledge, hypothecation, grant of a participation in, or the grant, creation or sufferance of any Lien in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such Share (including transfers by testamentary or intestate succession, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record of beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding (including any profit sharing arrangement), whether or not in writing, to effect any of the foregoing.

(f) “Voting Period” means the period from and including the date of this Agreement through and including the date of the earlier to occur of (i) the Closing and (ii) the termination of the APA.

2.VOTING AGREEMENT AND PROXY.

2.1 Agreement to Retain Shares. Prior to the termination of the Voting Period, Shareholder shall not, and shall not permit any person to, directly or indirectly:

(a) Transfer any Shares or discuss, negotiate, make an offer or enter into an agreement, commitment or other arrangement, whether or not in writing, with respect to any Transfer of the Shares; or

(b) take any other action that could make any representation or warranty of Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing, disabling, restricting or otherwise adversely affecting Shareholder’s legal power, authority and right to comply with and perform his, her or its obligations under this Agreement.

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2.2 Agreement to Vote Shares. During the Voting Period, at every meeting of the shareholders of the Seller called with respect to any of the following, and at every postponement or adjournment thereof, and on every action or approval by written consent or resolution of the shareholders of the Seller with respect to any of the following, Shareholder shall vote or cause to be voted (including by written consent, if applicable), to the extent not voted by the person(s) appointed under the proxy granted pursuant to Section 2.5, all Shares:

(a) in favor of (i) approval and adoption of the Transactions and the APA and (ii) any other transactions or other matters that could reasonably be expected to facilitate the Transactions; and

(b) against the adoption of any Adverse Proposal.

2.3 Manner of Voting. Shareholder shall cast his, her or its votes or execute consents required to be cast or executed pursuant to this Agreement in accordance with the applicable procedures relating thereto so as to ensure that such votes or consents are duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of such votes or consents. Upon request of the Buyer, Shareholder shall promptly (and in any event at least five (5) business days prior to any applicable shareholder meeting) provide evidence of his, her or its compliance with the provisions of Section 2.2 and this Section 2.3.

2.4 Capacity as Shareholder. No person executing this Agreement who is or becomes an officer or director of the Seller makes any agreement or understanding herein in his or her capacity as such officer or director. Shareholder signs solely in his, her or its capacity as the beneficial owner of Shareholder’s Shares. Nothing herein shall limit or affect any actions taken by Shareholder or any officer, director, employee or representative of Shareholder in his or her capacity as an officer or director of the Seller.

2.5 Grant of Irrevocable Proxy.

(a) Shareholder hereby irrevocably appoints the Buyer and any designee of the Buyer, and each of them individually, as Shareholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or execute consents during the Voting Period, with respect to the Shares, in accordance with Section 2.2. This proxy is given to secure the performance of the duties of Shareholder under this Agreement. Shareholder shall promptly cause a copy of this Agreement to be deposited with the Seller at its principal place of business. Shareholder shall take any further action and execute any other instruments as may be necessary to effectuate the intent of this proxy.

(b) The proxy and power of attorney granted pursuant to this Section 2.5 shall be irrevocable during the Voting Period to the fullest extent permitted by applicable Law, shall be deemed to be coupled with an interest sufficient at law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Shareholder. Shareholder acknowledges that such proxy constitutes an inducement for the Buyer to enter into the APA. The power of attorney granted by Shareholder is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Shareholder. The proxy and power of attorney granted hereunder shall terminate only upon the termination of the Voting Period.

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3.ADDITIONAL COVENANTS.

3.1 No Solicitation.

(a) During the Voting Period, Shareholder will not and, if Shareholder is not a natural person, will not authorize or permit any of its officers, directors, Affiliates, shareholders or employees or any investment banker, attorney or other advisor or representative retained by it (all of the foregoing collectively being the “Shareholder Representatives”) to, directly or indirectly, (i) solicit, initiate, seek, entertain, encourage, facilitate, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Adverse Proposal, (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Adverse Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Adverse Proposal, (iv) enter into any letter of intent or any other contract contemplating or otherwise relating to any Adverse Proposal or (v) submit any Adverse Proposal to the vote of any security holders of the Seller. Shareholder will immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any persons conducted prior to or on the date of this Agreement with respect to any Adverse Proposal. If any Shareholder Representative, whether in his, her or its capacity as such or in any other capacity, takes any action that Shareholder is obligated pursuant to this Section 3.1 to cause such Shareholder Representative not to take, then Shareholder shall be deemed for all purposes of this Agreement to have breached this Section 3.1.

(b) Shareholder shall immediately notify the Buyer orally and in writing after receipt by Shareholder (or, to the knowledge of the Shareholder, by any of the Shareholder Representatives), of (i) any Adverse Proposal, (ii) any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Adverse Proposal, (iii) any other notice that any person is considering making an Adverse Proposal, or (iv) any request for nonpublic information relating to the Seller or for access to any of the properties, books or records of the Seller by any person or persons other than the Buyer. Such notice shall describe (1) the material terms and conditions of such Adverse Proposal, inquiry, expression of interest, proposal, offer, notice or request, and (2) the identity of the person making any such Adverse Proposal, inquiry, expression of interest, proposal, offer, notice or request. Shareholder shall keep the Buyer fully informed of the status and details of, and any modification to, any such inquiry, expression of interest, proposal or offer and any correspondence or communications related thereto and shall provide to the Buyer a true, correct and complete copy of such inquiry, expression of interest, proposal or offer and any amendments, correspondence and communications related thereto, if it is in writing, or a reasonable written summary thereof, if it is not in writing. If Shareholder is not a natural person, Shareholder shall provide the Buyer with forty-eight (48) hours prior notice of any meeting of its board of directors at which the board of directors is reasonably expected to discuss any Adverse Proposal.

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3.2 Appraisal Rights. Shareholder hereby waives any rights of appraisal or rights to dissent from the Transactions or the adoption of the APA that it may have under applicable Law and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to any Shares.

3.3 Stop Transfers.

(a) During the Voting Period, Shareholder hereby authorizes and requests the Seller’s counsel to notify the Seller’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting of the Shares) and to authorize such transfer agent to notify potential purchasers that each share certificate representing any of the Shares held of record by Shareholder is subject to the restrictions contemplated by this Agreement.

(b) During the Voting Period, Shareholder agrees with, and covenants to, the Buyer that Shareholder shall not request that the Seller register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares. In the event of a stock dividend or distribution, or any change in any of the Seller’s capital stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged.

3.4 Cooperation. During the Voting Period, Shareholder shall cooperate fully with the Buyer and, without limitation of the foregoing, shall execute and deliver such further documents, certificates, agreements and instruments and take such further actions as may be reasonably requested by the Buyer to evidence or reflect the transactions contemplated by this Agreement and carry out the intent of this Agreement. During the Voting Period, Shareholder shall not take, or cause to be taken, any action inconsistent with or that interferes with the consummation of the Transactions and the transactions contemplated by the APA.

4 ..           Representations, Warranties and Covenants of Shareholder

Shareholder hereby represents, warrants and covenants to the Buyer as follows:

4.1 Ownership. Shareholder has good and marketable title to, and is the sole legal and beneficial owner of, all the Shares set forth opposite Shareholder’s name on Schedule A hereto, in each case free and clear of all Liabilities, Liens and proxies, of any kind or character whatsoever, including rights of first refusal or preemptive rights of any kind. Shareholder has sole voting power and sole power of disposition with respect to all the Shares, with no restrictions on his, her or its voting rights or rights of disposition pertaining thereto. No other person has a beneficial interest in or a right to acquire all or any portion of the Shares. The Shares set forth on opposite Shareholder’s name on Schedule A hereto constitute Shareholder’s entire interest in the outstanding capital stock of the Seller. Except for affiliates that will execute a voting agreement substantially similar to this Agreement, no affiliate of Shareholder has any interest in any shares of the capital stock of the Seller. Shareholder’s principal residence or place of business is set forth on Shareholder’s signature page hereto.

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4.2 Organization and Authority. Shareholder (if Shareholder is not a natural person) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and is qualified to do business in all states and jurisdictions as it may be required in order to conduct its business as it is currently being conducted. Shareholder (if Shareholder is not a natural person) has all requisite or power and authority or (if Shareholder is a natural person) legal capacity to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, partnership, limited liability company or other action of Shareholder (if Shareholder is not a natural person). This Agreement has been duly and validly executed and delivered by Shareholder, and, assuming due authorization, execution and delivery by the other parties, is a legal, valid and binding obligation of Shareholder, enforceable against it in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar law as is now or hereinafter in effect relating to creditors’ rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other authority or person before which any proceeding therefore may be brought.

4.3 No Violation. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, Governmental Authority, or court to which Shareholder or any of his, her or its property is subject or (if Shareholder is not a natural person) any provision of the articles, by-laws or other organizational documents of such Shareholder, (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, permit, instrument, or other arrangement to which Shareholder is a party or by which he, she or it is bound or to which any of his, her or its assets is subject (or result in the imposition of any Lien upon any of his, her or its assets), except where the breach or default would not unreasonably be expected be material to the Business or (c) (if Shareholder is not a natural person) violate or conflict with any provision of the articles, by-laws or organizational documents of Shareholder.

4.4 No Litigation. There is no action or settlement pending or, to the knowledge of Shareholder, threatened against Shareholder or any of Shareholder’s properties or assets (including the Shares) that would reasonably be expected to prevent or materially delay or otherwise impair the ability of Shareholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby.

4.5 Acknowledgement. Shareholder acknowledges and agrees that none of the Buyer or its respective successors, assigns, subsidiaries, divisions, employees, officers, directors, shareholders, agents and affiliates shall owe any duty, whether in law or otherwise, or incur any liability of any kind whatsoever, including with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney’s fees) and compensation of any kind or nature whatsoever, to Shareholder in connection with or as a result of any voting (or failure to vote) by the Buyer of the Shares at any annual, special or other meeting or action or the execution of any consent of the shareholders of the Seller. The parties acknowledge that, pursuant to the authority hereby granted, the Buyer may vote the Shares in furtherance of its own interests, and the Buyer is not acting as a fiduciary for Shareholder.

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4.6 Compliance. Shareholder will comply with the Securities Act and the rules and regulations thereunder, as now in effect and as from time to time amended, including those hereafter enacted or promulgated, in connection with any Transfer of all or any portion of the Shares.

4.7 Consent and Waiver. Shareholder hereby agrees to give any consents or waivers that are reasonably required for the consummation of the Transactions under the terms of any agreement to which the Shareholder is a party.

4.8 Reliance by the Buyer. Shareholder acknowledges that the Buyer is entering into the APA in reliance upon the execution and delivery of this Agreement by Shareholder.

5.TERMINATION.

5.1 Termination. Unless earlier terminated by the written consent of the Buyer (in its sole and absolute discretion), this Agreement shall terminate on the expiration of the Voting Period. Upon the termination of this Agreement, none of the Buyer, the Seller nor Shareholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect; provided, that termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement.

5.2 Survival. Notwithstanding anything to the contrary contained in this Agreement, only Section 3.2, this ARTICLE 5 and ARTICLE 6 of this Agreement shall survive the termination of this Agreement.

6.MiSCELLANEOUS.

6.1 Publication. Shareholder hereby permits the Buyer and/or the Seller to publish and disclose in press releases, Schedule 13D filings and Proxy Statement (including all documents and schedules filed with the SEC) and any other disclosures or filings required by applicable Law his, her or its identity and ownership of the Shares, the nature of his, her or its commitments, arrangements and understandings pursuant to this Agreement and/or the text of this Agreement.

6.2 Specific Performance; Injunctive Relief.

(a) The parties hereto acknowledge that the Buyer would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with its specific terms or otherwise are breached. Accordingly, Shareholder agrees that the Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties hereto and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

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(b) To the extent the Buyer brings any action to enforce specifically the performance of the terms and provisions of this Agreement when expressly available to the Buyer pursuant to this Section 6.2, Shareholder hereby agrees not to raise any objections solely with respect to the availability of the equitable remedy of specific performance to (i) prevent or restrain breaches or threatened breaches of this Agreement by Shareholder, and/or (ii) specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Shareholder under this Agreement. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

6.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Buyer any direct or indirect ownership or incidence of ownership of or with respect to any securities addressed herein. All rights, ownership and economic benefits of and relating to the securities addressed herein shall remain vested in and belong to the appropriate Shareholder, as applicable.

6.4 Affiliates. Notwithstanding anything else in this Agreement to the contrary, the covenants and obligations of the directors, officers or Affiliates of the Shareholder in this Agreement shall not apply to Adrian Pertierra, David Sandberg or Anthony Snow solely to the extent such person is acting solely in his capacity as a director or officer of the Seller; provided, that such covenants and obligations shall apply to Adrian Pertierra, David Sandberg or Anthony Snow if such person is acting in any capacity other than as a director or officer of the Seller.

6.5 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Seller and Shareholder. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party hereto; provided, that the Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its qualified subsidiaries or its parent or associated companies, (b) designate one or more of its qualified subsidiaries to perform its obligations hereunder or (c) may, from and after the Closing, assign in whole or in part, this Agreement or any or all of its rights and obligations hereunder to one or more of its Affiliates or for collateral security purposes to any lender or Financing Sources; provided, further, that no such assignment shall relieve such party of any of its obligations under this Agreement.

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6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Federal District Court of the State of California located in Los Angeles, California and appellate courts thereof over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereto hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts, subject to the requirements contained in this Section 6.7 that the parties submit disputes to binding arbitration. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.

6.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 6.8.

6.9 General Interpretation. When a reference is made herein to Articles, Sections or Schedules, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of “or” is not intended to be exclusive unless expressly indicated otherwise; provided, that the use of “or” preceded by the word “either” is intended to be exclusive. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “provided to,” “delivered to,” “made available to” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete paper or electronic copy of the information or material referred to has been provided to the party to whom such information or material is to be provided or delivered. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender, (b) words using the singular or plural form also include the plural or singular form, respectively, and (c) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement. The symbol “$” refers to United States Dollars. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to a Person are also to its permitted successors and assigns. All references to “days” shall be to calendar days in California unless otherwise indicated as a “business day.” The terms “U.S.” and “United States” shall refer to the United States of America. If Shareholder is not a natural person, references to the Shareholder shall mean Shareholder and its subsidiaries except as otherwise indicated herein.

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6.10 Mutual Drafting. Each of the parties acknowledges that it has been represented by separate legal counsel in connection with this Agreement and the Transactions contemplated hereby. Each of the parties has read and understands this Agreement and has signed and delivered this Agreement with the intent to be legally bound.

6.11 Notices. All notices, requests, demands, claims, and other communications pursuant to this Agreement will be in writing. Any notice, request, demand, claim, or other communication pursuant to this Agreement shall be deemed duly given (a) upon confirmation of facsimile, (b) one (1) business day following the date sent when sent by overnight delivery and (c) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

If to the Buyer:

California Cryobank Stem Cell Services LLC

Attn: Richard D. Jennings

11915 La Grange Avenue

Los Angeles, CA 90025

Fax: (888) 317-4709

Tel: (310) 496-5693

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

12531 High Bluff Drive

Suite 100

San Diego, CA 92130-2040

Attn: Jay de Groot

Fax: (858) 523-2821

Tel: (858) 720-5180

if to the Seller:

Cord Blood America, Inc.

Attn: David Sandberg

1857 Helm Drive

Las Vegas, NV 89119

Tel:(702) 914-7250

Fax:(702) 914-7251

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attn:Kenneth A. Schlesinger, Esq.

Tel:(212) 451-2200

Fax:(212) 451-2222

If to Shareholder, as indicated on the signature page of this Agreement.

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6.12 Fees and Expenses. Each of the Buyer and Shareholder will bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the Transactions.

6.13 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

6.14 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

6.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CALIFORNIA CRYOBANK STEM CELL SERVICES LLC

By:	/s/ Richard D. Jennings
	Name:	Richard D. Jennings
	Title:	President

CORD BLOOD AMERICA, INC.

By:	/s/ Timothy McGrath
	Name:	Timothy McGrath
	Title:	Director

[Signature Page to Voting Agreement]

THE RED OAK FUND, LP by its general partner: RED OAK PARTNERS, LLC

By:	/s/ David Sandberg
	Name:	David Sandberg, Managing Member
	Address:	150 E Palmetto Park Road Suite 800 Boca Raton, FL 33432
	Tel:	(212) 614-8952
	Fax:	(646) 390-6784

THE RED OAK LONG FUND, LP by its general partner: RED OAK PARTNERS, LLC

By:	/s/ David Sandberg
	Name:	David Sandberg, Managing Member
	Address:	150 E Palmetto Park Road Suite 800 Boca Raton, FL 33432
	Tel:	(212) 614-8952
	Fax:	(646) 390-6784

PINNACLE OPPORTUNITIES FUND, LP by its general partner: RED OAK PARTNERS, LLC

By:	/s/ David Sandberg
	Name:	David Sandberg, Managing Member
	Address:	150 E Palmetto Park Road Suite 800 Boca Raton, FL 33432
	Tel:	(212) 614-8952
	Fax:	(646) 390-6784

[Signature Page to Voting Agreement]

SCHEDULE A

Name	Number of Common Stock	Number of Preferred Stock	Number of Shares subject to options	Number of Shares subject to warrants
The Red Oak Fund, LP	164,073,684
The Red Oak Long Fund, LP	76,226,316
Pinnacle Opportunties Fund, LP	140,752,632